SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 13, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)
4000 Smith Road, Suite 400 Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Overview

On April 13, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of First Financial Bancorp. (the “Company” or “First Financial”) determined annual compensation for its senior executives, including those five executive officers named in the annual meeting proxy statement as required by Securities and Exchange Commission rules (“Named Executive Officers”).  The Named Executive Officers include:

•	Claude E. Davis, President & CEO
•	C. Douglas Lefferson, EVP & Chief Operating Officer
•	J. Franklin Hall, EVP & Chief Financial Officer
•	Gregory A. Gehlmann, SVP & General Counsel
•	Samuel J. Munafo, EVP - Banking Markets

 In summary:

•	Mr. Davis’ target total compensation for 2009 is expected to decrease by approximately 14% when compared to his actual total compensation in 2008.
•	There was no increase in the base salaries of Named Executive Officers Lefferson, Hall, Gehlmann, and Munafo.
•	Target total compensation for 2009 for the Named Executive Officers, excluding Mr. Davis, is not expected to change from their actual total compensation in 2008.
•
The Named Executive Officers will not be eligible to participate in the 2009 Short-Term Incentive Plan of the Company (“STIP”) due to recent legislation prohibiting cash bonuses to the top five compensated executives of those institutions participating in the Capital Purchase Plan (“CPP”) as describe later herein.

•	Due to the Company’s participation in the CPP, no options were issued to the Named Executive Officers and only restricted stock was granted.
•	Restricted stock vests over a 4-year period, but cannot fully vest as long as the Company is in the CPP.

As previously disclosed, on December 23, 2008, First Financial completed the sale to the United States Department of the Treasury (the “Treasury”) of $80.0 million of newly issued non-voting preferred shares as part of First Financial’s participation in the Capital Purchase Program (“CPP”), which was created under the Troubled Assets Relief Program (“TARP”) of the Emergency Economic Stabilization Act of 2008 (“EESA”). To finalize First Financial’s participation in the Capital Purchase Program, the Company entered into a Letter Agreement with the Treasury dated December 23, 2009 (the “Letter Agreement”), including the Securities Purchase Agreement — Standard Terms which is attached thereto (the “Securities Purchase Agreement” and together with the Letter Agreement, the “UST Agreement”). Pursuant to the UST Agreement, First Financial issued and sold to the Treasury for an aggregate purchase price of $80.0 million in cash: (1) 80,000 shares of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”); and (2) a warrant (the “Warrant”) to purchase 930,233 First Financial Common Shares at an exercise price of $12.90 per share. The Warrant has a ten-year term. All of the proceeds from the sale of the Series A Preferred Shares and the Warrant to the Treasury qualified as Tier I capital for First Financial’s regulatory purposes.

As a result of First Financial’s participation in the CPP, First Financial adopted the Treasury’s standards for executive compensation and corporate governance. These requirements apply to Company Senior Executive Officers (the “SEOs”), which presently are comprised of the Named Executive Officers named above. As a condition to the closing the sale of the Series A Preferred Shares and Warrant to the Treasury, the Company agreed to implement the following executive compensation provisions, limitations and restrictions: (1) a prohibition on incentive compensation plans and arrangements for SEOs that encourage unnecessary and excessive risks that threaten the value of First Financial; (2) a claw back of any bonus or incentive compensation paid (or under a legally binding obligation to be paid) to an SEO based on materially inaccurate financial statements or other materially inaccurate performance metric criteria; (3) a prohibition on making “golden parachute payments” to SEOs; and (4) an agreement not to claim a deduction, for federal income tax purposes, for compensation paid to any of the SEOs in excess of $500,000 per year.  The SEOs agreements were amended on December 23, 2008 to reflect these requirements.

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) passed by Congress and signed by the President on February 17, 2009 retroactively amends the executive compensation provisions applicable to participants in the CPP. The ARRA executive compensation standards remain in effect with respect to CPP participants during the period in which any obligation arising from financial assistance provided under the CPP remains outstanding, excluding any period during which the Treasury holds only the Warrant (the “Covered Period”). The ARRA executive compensation standards apply to First Financial’s SEOs as well as certain other employees. ARRA continues all of the same compensation and governance restrictions imposed under EESA and the Capital Purchase Program, and adds substantially to these restrictions in several areas. The new standards include (but are not limited to): (1) prohibitions on bonuses, retention awards and other incentive compensation, other than restricted stock grants which do not fully vest during the Covered Period, up to one-third of an employee’s total annual compensation; (2) prohibitions on “golden parachute payments” upon certain executives’ departure; (3) an expanded claw back of bonuses, retention awards, and incentive compensation if payment is based on materially inaccurate statements of earnings, revenues, gains or other criteria; (4) prohibitions on compensation plans that encourage manipulation of reported earnings; (5) retroactive review of bonuses, retention awards and other compensation previously provided by CPP participants if found by the Treasury to be inconsistent with the purposes of such program or otherwise contrary to public interest, (6) required establishment of a company-wide policy regarding “excessive or luxury expenditures;” and (7) inclusion in a participant’s proxy statements for annual shareholder meetings of a non-binding “Say on Pay” proposal to allow a shareholder vote to approve the compensation of executives.

There is no stated effective date for each of ARRA’s executive compensation standards. The Treasury is directed to issue regulations to implement these.  As of the date of this filing, the Treasury had not adopted or proposed any regulations to implement the above provisions of ARRA.  Until such implementing regulations are adopted, it is unclear which aspects of ARRA are immediately effective, however, the Compensation Committee has sought in good faith to comply with the laws as written.  In order to avoid potentially triggering severance provisions in the SEO’s employment agreements, the notice provisions regarding termination for “good reason” as such term is defined in the employment agreements were extended from 30 days to one year.

The Compensation Committee will continue to review the Company’s executive compensation to comply with applicable laws and regulations in the event clarification is provided by the applicable government agencies or Congress.

Short-Term Incentive Plan

With respect to all employees other than the Named Executive Officers, the Compensation Committee determined to continue the STIP using similar metrics as it did in 2008.  The Compensation Committee determined it was prudent to continue to use the expanded parameters in light of the continued uncertain economy.  For 2009, the committee will take into consideration a number of factors, including return on equity, net interest margin, credit quality and allowance for loan losses, capital levels, liquidity, asset and liability management, regulatory requirements, stock price performance (including total return to shareholders) and other factors the Board deems critical to the long-term performance of the Company.   As previously discussed, the Named Executive Officers will not participate in this cash incentive plan.

Named Executive Officer Compensation

On April 13, 2009, the Compensation Committee approved the following base salaries and restricted stock awards for the Named Executive Officers, as disclosed in the table below.  Except as set forth below, there were no other changes made to the components of total compensation, which include base salary, short-term cash incentives, long-term stock-based incentives, pension and other benefits, and perquisites.
					Number of
		Short-			Shares	Value of
		Term	Number of	Value of	Underlying	Stock
		Incentive	Shares of	Shares of	Stock	Option
Named Executive Officer	Base	Target	Restricted	Restricted	Option	Grant
and Principal Position_____________	Salary (1)	Percentage(2)	Stock (3)	Stock (4)	Grant (5)	__(5)__
Claude E. Davis President & Chief Executive Officer	$595,000	n/a	40,451	$465,996	0	0

C. Douglas Lefferson Executive Vice President & Chief Operating Officer	285,000	n/a	15,993	184,239	0	0

J. Franklin Hall Executive Vice President & Chief Financial Officer	260,000	n/a	13,486	155,359	0	0

Gregory A. Gehlmann Senior Vice President & General Counsel	260,000	n/a	13,366	153,976	0	0

Samuel J. Munafo Executive Vice President, Banking Markets	250,000	n/a	12,296	141,650	0	0

(1)	Reflects no increase from 2008 base salaries, except for Mr. Davis.

(2)	Named Executive Officers currently are not eligible to participate in the STIP in 2009.
(3)	Restricted stock vests equally over four years beginning April 13, 2010.
(4)	The value of the restricted stock awards is based upon the closing price of the Company’s common shares as of April 13, 2009, which was $11.52 per share.
(5)	No options were granted to the Named Executive Officers.

Form 8-K	First Financial Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer

Date: April 16, 2009